UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 5, 2004

MCG CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-33377	54-1889518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, Suite 3000 Arlington, VA	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(703) 247-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 5, 2004, Norman W. Alpert resigned from his position as a member of the Board of Directors of MCG Capital Corporation. There are no disagreements between Mr. Alpert and the Board of Directors or management of MCG Capital Corporation.

The text of the letter, which is attached as an exhibit hereto, is as follows:

For the last four years, it has been an honor and a pleasure to be associated with you, the other Directors and the team at MCG Capital Corporation. MCG has been a successful investment for Vestar and we are grateful to have been your partner. The growth of MCG since the time of our original investment is an important achievement and we are proud to have supported your vision and execution.

Effective today, I hereby resign my position as a member of the Board of Directors of MCG Capital Corporation.

I wish you the very best and look forward to working together in some way in the future.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description
99.1	Letter from Norman W. Alpert dated October 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2004	MCG CAPITAL CORPORATION

	By:	/s/ Bryan J. Mitchell
Bryan J. Mitchell
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter from Norman W. Alpert dated October 5, 2004.